PROXY STATEMENT PURSUANT TO SECTION 14(a)
                  OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [X]

Check the appropriate box:
[X] Definitive Proxy Statement



                       REPUBLIC NEW YORK CORPORATION
              (Name of Registrant as Specified in its Charter)



Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

                           [GRAPHIC LOGO OMITTED]

                       REPUBLIC NEW YORK CORPORATION
                              452 Fifth Avenue
                          New York, New York 10018


                                                  March 26, 1998



DEAR STOCKHOLDER:

The Directors and Officers of Republic New York Corporation cordially invite you to attend the Annual Meeting of Stockholders of the Corporation to be held on Wednesday, May 27, 1998 at 11:00 A.M., New York time. The meeting will be held at the office of the Corporation at 452 Fifth Avenue, New York, New York. Notice of the Annual Meeting and Proxy Statement are enclosed.

You are urged to mark, sign, date and mail the enclosed proxy immediately. By mailing your proxy now you will not be precluded from attending the meeting. Your proxy is revocable; in the event you find it convenient to attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

For your information, enclosed is the 1997 Annual Report of Republic New York Corporation.

                                                  Very truly yours,


                                                  WALTER H. WEINER,
                                                  Chairman of the Board

                           [GRAPHIC LOGO OMITTED]
                       REPUBLIC NEW YORK CORPORATION
                              452 Fifth Avenue
                          New York, New York 10018

                           ----------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                May 27, 1998
                           ----------------------

NOTICE IS HEREBY GIVEN THAT, pursuant to the call of the Board of Directors of Republic New York Corporation ("Republic Corporation"), the Annual Meeting of Stockholders of Republic Corporation will be held on Wednesday, May 27, 1998 at 11:00 A.M., New York time, at 452 Fifth Avenue, Borough of Manhattan, City and State of New York, for the purpose of considering and voting upon the following matters described in the attached Proxy
Statement:

         1.   Election of directors;

         2.   Approval of selection of auditors; and

         3. Any other business which may properly be brought before the meeting or any adjournment thereof.

The record date and hour for determining stockholders entitled to notice of and to vote at the meeting, including any adjournment thereof, have been fixed as of the close of business on March 12, 1998.

                                           By Order of the Board of Directors,


                                           WILLIAM F. ROSENBLUM, JR.,
                                           Senior Vice President and
                                           Corporate Secretary

March 26, 1998

YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY NEVERTHELESS, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                           [GRAPHIC LOGO OMITTED]


                       REPUBLIC NEW YORK CORPORATION
                              452 Fifth Avenue
                          New York, New York 10018

                             -----------------


                              PROXY STATEMENT


                       ANNUAL MEETING OF STOCKHOLDERS

                                May 27, 1998

                             -----------------



This Proxy Statement is furnished to the stockholders of Republic New York Corporation ("Republic Corporation") in connection with the solicitation of proxies by the Board of Directors of Republic Corporation for the Annual Meeting of Stockholders to be held on May 27, 1998.

The record date and hour for determining the stockholders of Republic Corporation entitled to notice of and to vote at the meeting have been fixed as of the close of business on March 12, 1998. At such date, 54,040,342 shares of Republic Corporation Common Stock were outstanding and entitled to vote. Each share of Republic Corporation Common Stock held on the record date entitles the holder thereof to one vote for each director being elected (with no cumulative voting permitted) and to one vote on each other matter. This Proxy Statement and the form of proxy furnished herewith were first sent or given to Republic Corporation stockholders on March 26, 1998.

FOR EMPLOYEES OF REPUBLIC CORPORATION, REPUBLIC BANK AND SUBSIDIARIES. If you are a participant in the Profit Sharing and Savings Plan of Republic National Bank of New York, you will receive a separate proxy card for all the shares of Republic Corporation Common Stock you own through such Plan that will serve as your voting instructions card for Republic National Bank of New York as Plan Trustee. Your instructions to the Plan Trustee will be held in strict confidence and will be made available only to the inspectors of election at the Annual Meeting, none of whom is an employee of Republic Corporation or any of its subsidiaries. Pursuant to the terms of such Plan, any shares held by the Plan Trustee as to which it has not received voting instructions by May 20, 1998 will be voted in the same manner, proportionately, as the shares as to which voting instructions have been received.

                           ELECTION OF DIRECTORS


In accordance with the By-Laws of Republic Corporation, the number of directors of Republic Corporation to be elected at the Annual Meeting has been established at twenty-two. If elected, each nominee will serve until the next Annual Meeting of Stockholders and until the election and qualification of his or her successor. Each of the nominees named below is presently a director of Republic Corporation and was elected to such office at last year's Annual Meeting.

A plurality of the votes cast at the meeting is required for the election of directors. Neither abstentions nor broker non-votes have any effect on the election of directors. If any nominee becomes unwilling or unable to accept nomination or election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his or her stead of such other person as the Nominating Committee of the Board of Directors may recommend.

At the Annual Meeting, Republic Corporation will confer the title of Honorary Director upon Peter White (who is not standing for reelection as a director this year). Mr. White has served Republic Corporation as a director with exemplary skill, loyalty and intelligence since the Corporation was established, and prior thereto, as a director and the first President of Republic National Bank of New York ("Republic Bank") since it was founded in 1965. The entire Republic family wishes to express its gratitude and admiration for Mr. White's outstanding service, sound judgment and good humor throughout his career and looks forward to many more years of his invaluable counsel in his new role as Honorary Director.

Listed below are the names and ages of the nominees, the year in which each first became a director, their principal occupations for the past five years (including, where applicable, positions with Republic Bank, Republic Corporation's principal subsidiary) and the number of shares of Republic Corporation's Common Stock beneficially owned by each, as of January 31, 1998.

                                 Director                                                        Beneficial Ownership
      Nominee and Age              Since                   Principal Occupation                     of Shares (1)<F1>
----------------------------     ---------     ---------------------------------------------     --------------------

Kurt Anderson                    1988          Vice  Chairman of the Board of Republic  Bank     41,475 shs.
  53 Years                                        since  June  1995,  and  Regional  General          (2)<F2>
                                                  Manager  of  Republic  Bank's   operations
                                                  throughout   the  Asia   Pacific   region.
                                                  Executive   Vice   President  of  Republic
                                                  Bank,  Regional (Far East) General Manager
                                                  of  Republic  Bank's  Hong Kong Branch and
                                                  Manager of  Republic  Bank's  wholly-owned
                                                  subsidiary   in  Singapore   through  June
                                                  1995.  Director of Republic Bank.
Robert A. Cohen                  1997          Vice  Chairman of the Board and a Director of     16,352 shs.
  49 Years                                        Republic   Bank  and  Vice   Chairman   of          (2)<F2>
                                                  Republic     Corporation    since    1997.
                                                  Formerly,    Executive   Vice   President,
                                                  General   Manager   and  Chief   Executive
                                                  Officer of Credit  Lyonnais  Americas  for
                                                  over five years.
Cyril S. Dwek                    1974          Vice  Chairman of the Board of Republic  Bank     68,894 shs.
  61 Years                                        and    Vice     Chairman    of    Republic
                                                  Corporation. Director of Republic Bank.



                                                                                       (table continued on next page)

                                                        2

                                 Director                                                        Beneficial Ownership
      Nominee and Age              Since                   Principal Occupation                     of Shares (1)<F1>
----------------------------     ---------     ---------------------------------------------     --------------------

Ernest Ginsberg                  1985          Vice  Chairman of the Board of Republic  Bank     28,052 shs.
  66 Years                                        and Vice  Chairman  (and  General  Counsel          (2)<F2>(3)<F3>
                                                  until     April    1994)    of    Republic
                                                  Corporation. Director of Republic Bank.
Nathan Hasson                    1993          Vice  Chairman of the Board and  Treasurer of     26,388 shs.
  52 Years                                        Republic   Bank  and  Vice   Chairman   of          (2)<F2>(4)<F4>
                                                  Republic    Corporation.    Director    of
                                                  Republic Bank.
Peter Kimmelman                  1979          A  private  investor.  Director  of  Republic      2,362 shs.
  53 Years                                        Bank.                                               (5)<F5>
Richard A. Kraemer               1996          Vice  Chairman of the Board of Republic  Bank      1,000 shs.
  53 Years                                        since  March  1996  and Vice  Chairman  of          (6)<F6>
                                                  Republic  Corporation  since  April  1996.
                                                  Formerly,  Chairman  and  Chief  Executive
                                                  Officer   of   Brooklyn   Bancorp,   Inc.,
                                                  corporate  parent  to  CrossLand   Federal
                                                  Savings  Bank,  from August 1993 until its
                                                  acquisition  by  Republic  Corporation  in
                                                  February 1996. President,  Chief Executive
                                                  Officer  and  Chairman  of  the  Executive
                                                  Committee  of  CrossLand  Federal  Savings
                                                  Bank from  January  1992 to  August  1993.
                                                  Director  of  Republic   Bank.   Also,   a
                                                  director    of   Long   Beach    Financial
                                                  Corporation.
Leonard Lieberman                1990          A  private  investor.  Director  of  Republic        750 shs.
  69 Years                                        Bank.   Also,   a   director   of  various
                                                  companies,       including       Celestial
                                                  Seasonings,  Inc.,  Sonic  Corp.,  and  La
                                                  Petite Academy, Inc.
William C. MacMillen, Jr.        1974          President  of  William  C.  MacMillen  & Co.,      6,702 shs.
  84 Years                                        Inc.,   an   investment   firm.   Also   a
                                                  director     of     Financial      Federal
                                                  Corporation.  Director of Republic Bank.
Peter J. Mansbach                1994          Of  counsel  to  Kronish,   Lieb,   Weiner  &      6,100 shs.
  60 Years                                        Hellman,   attorneys,   and   director  of          (2)<F2>
                                                  various  companies;  Chairman  of the U.S.
                                                  Group and Member of the  Directoire of the
                                                  European  Group  of Van  Cleef  &  Arpels.
                                                  From  June  1994  through  December  1997,
                                                  Chairman of the  Executive  Committees  of
                                                  the  Boards  of   Directors   of  Republic
                                                  Corporation  and Republic  Bank, and prior
                                                  thereto,  a  partner  at  Kronish,   Lieb,
                                                  Weiner &  Hellman.  Director  of  Republic
                                                  Bank.
Martin F. Mertz                  1987          Director   of   Republic   Bank.    Formerly,      7,500 shs.
  72 Years                                        Chairman  of the  Executive  Committee  of
                                                  Republic  Bank for Savings,  from May 1990
                                                  to January 1996.
James L. Morice                  1987          Partner,  Mirtz  Morice,  Inc.,  a management      1,027 shs.
  60 Years                                        consulting  firm.   Director  of  Republic          (7)<F7>
                                                  Bank.


                                                                                       (table continued on next page)

                                                       3

                                 Director                                                        Beneficial Ownership
      Nominee and Age              Since                   Principal Occupation                     of Shares (1)<F1>
----------------------------     ---------     ---------------------------------------------     --------------------
E. Daniel Morris                 1993          President of Corsair Capital  Corporation,  a      1,000 shs.
  56 Years                                        private   investment   and   real   estate
                                                  development  firm,  since 1992.  Formerly,
                                                  Chairman  of the  Board  of  Republic  New
                                                  York Trust  Company of  Florida,  N.A.,  a
                                                  wholly-owned    subsidiary   of   Republic
                                                  Corporation,  from  January  1995 to April
                                                  1996.   Also,   a   Director   and   Chief
                                                  Executive  Officer  of  Republic  New York
                                                  Securities      Corporation,      Republic
                                                  Corporation's  wholly-owned broker-dealer
                                                  subsidiary,  from April to December  1994.
                                                  Director,  since 1996,  of Safra  Republic
                                                  Investments  Limited,  an asset management
                                                  firm  based in London,  England  and owned
                                                  jointly by Republic  Corporation and Safra
                                                  Republic Holdings S.A.
Janet L. Norwood                 1992          Senior  Fellow  of  The  Urban  Institute,  a        750 shs.
  74 years                                        research   organization   in   Washington,
                                                  D.C.  Director of Republic Bank.
John A. Pancetti                 1990          Chairman  of the Board  and  Chief  Executive     40,150 shs.
  68 Years                                        Officer of Republic  Bank for Savings from          (8)<F8>
                                                  May  1990   until   January   1996.   Vice
                                                  Chairman  of the  Board of  Republic  Bank
                                                  from March 1991 until  January  1996,  and
                                                  Vice  Chairman  of  Republic   Corporation
                                                  from  April  1991  until   January   1996.
                                                  Director of Republic Bank.
Vito S. Portera                  1986          Vice  Chairman  of Republic  Corporation  and     12,615 shs.
  55 Years                                        Vice  Chairman  of the  Board of  Republic         (2)<F2>(9)<F9>
                                                  Bank.  Director  of Republic  Bank.  Also,
                                                  Chair-man   of  the   Board  of   Republic
                                                  International  Bank of New  York  (Miami),
                                                  the  Florida   Edge  Act   subsidiary   of
                                                  Republic Bank.
Thomas F. Robards                1997          Executive  Vice   President,   Treasurer  and     17,346 shs.
  51 Years                                        Chief   Financial   Officer  -   Financial          (2)<F2>
                                                  Planning    and   Treasury   of   Republic
                                                  Corporation   since   July   1995.   Prior
                                                  thereto,   Executive  Vice  President  and
                                                  Treasurer  of  Republic   Corporation  for
                                                  over three years.
William P. Rogers                1989          Senior  Partner,  Rogers & Wells,  attorneys,     30,000 shs.
  84 Years                                        Director of Republic Bank
Elias Saal                       1995          Vice Chairman of Republic  Corporation  since     20,400 shs.
  45 Years                                        July 1995 and Vice  Chairman of the Board,          (2)<F2>
                                                  since   June  1995,   and  Chief   Trading
                                                  Officer,  since  July  1995,  of  Republic
                                                  Bank.    Executive   Vice   President   of
                                                  Republic   Bank   prior   to  June   1995.
                                                  Director of Republic Bank.
Dov C. Schlein                   1987          President of Republic  Bank and Vice Chairman     36,705 shs.
  50 Years                                        of  Republic   Corporation.   Director  of          (2)<F2>(10)<F10>
                                                  Republic Bank.
Walter H. Weiner                 1978          Chairman  of the Board  and  Chief  Executive     62,176 shs.
  67 Years                                        Officer  of  Republic  Bank  and  Republic          (11)<F11>(12)<F12>
                                                  Corporation.  Director of Republic Bank.


                                                                                       (table continued on next page)

                                                        4

                                 Director                                                        Beneficial Ownership
      Nominee and Age              Since                   Principal Occupation                     of Shares (1)<F1>
----------------------------     ---------     ---------------------------------------------     --------------------

George T. Wendler                1997          Vice Chairman  since May 1997 and Chairman of     17,579 shs.
  53 Years                                        the   Credit    Committee    of   Republic          (2)<F2>(13)<F13>
                                                  Corporation   since  October  1994  and  a
                                                  director  and Vice  Chairman  of the Board
                                                  of  Republic  Bank since June 1995.  Prior
                                                  thereto,   Executive   Vice  President  of
                                                  Republic Bank for over three years.
-------------

<F1> (1) As of January 31, 1998, no nominee's ownership of shares of
     Republic Corporation's Common Stock exceeded one percent (1%) of the outstanding shares of such class.
<F2>(2) Includes 7,700 shares for Kurt Andersen, 15,340 shares for Robert
     A. Cohen, 3,900 shares for Ernest Ginsberg, 12,800 shares for Nathan Hasson, 5,000 for Peter J. Mansbach, 10,500 shares for Vito S. Portera, 10,586 shares for Thomas F. Robards, 4,900 shares for Elias Saal, 17,500 shares for Dov C. Schlein and 10,875 shares for George T. Wendler which were awarded pursuant to Republic Corporation's 1985 Restricted Stock Plan and 1995 Long Term Incentive Stock Plan, and which are subject to a substantial risk of forfeiture for various restricted periods, the latest of which expires on January 15, 2001.
<F3>(3) Includes 24,152 shares which Mr. Ginsberg owns jointly with his wife.
<F4>(4) Includes 13,588 shares which Mr. Hasson owns jointly with his wife.
<F5>(5) Includes 337 shares owned by Mr. Kimmelman's wife in which he disclaims any beneficial interest.
<F6>(6) Included 800 shares held by a trust controlled by Mr. Kraemer.
<F7>(7) Includes 300 shares which Mr. Morice owns jointly with his wife,
     627 shares in a company profit sharing plan, 70 shares in a company pension trust account, and 30 shares owned by Mr. Morice's son, in which 30 shares Mr. Morice disclaims any beneficial interest.
<F8>(8) Includes 40,000 shares which Mr. Pancetti owns jointly with his wife.
<F9>(9) Includes 2,075 shares held by a trust controlled by Mr. Portera.
<F10>(10) Includes 17,755 shares which Mr. Schlein owns jointly with his wife, and 1,450 shares owned by Mr. Schlein's children, in which 1,450 shares Mr. Schlein disclaims any beneficial interest.
<F11>(11) Includes 24,262 shares for Walter H. Weiner which were awarded pursuant to Republic Corporation's 1985 Restricted Stock Plan and 1995 Long Term Incentive Stock Plan, and 27,926 shares which were issued pursuant to Republic Corporation's Restricted Stock Election Plan, all of which are subject to a substantial risk of forfeiture until after the termination of Mr. Weiner's employment with Republic Corporation.
<F12>(12) Includes 3,105 shares owned by a Keogh Plan pension trust of which Mr. Weiner is the beneficiary and 2,100 shares owned by Mr. Weiner's wife in which he disclaims any beneficial interest.
<F13>(13) Includes 6,704 shares which Mr. Wendler owns jointly with his wife.



As of January 31, 1998, all nominees as a group beneficially owned 441,323 shares of Republic Corporation's Common Stock or approximately .82 % of the outstanding shares.

For certain information concerning business relationships and transactions between Republic Corporation, its subsidiaries and affiliates and certain nominees, see "Transactions with Management and Related Persons" below.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. All Forms 3, 4 and 5 were filed in a timely fashion and in compliance with the applicable securities laws and regulatory requirements, with the exception of the Form 4 filed in October 1997 by Peter J. Mansbach for two sales of shares in August 1997.

                           DIRECTORS' COMMITTEES

The Board of Directors of Republic Corporation has established Audit, Community Reinvestment Act, Credit Review, Executive, Finance, Human Resources, Investment, Nominating, Public Responsibility and Risk
Assessment Committees.


The Audit Committee of the Board of Directors of Republic Corporation, consisting of Peter Kimmelman, Leonard Lieberman, William C. MacMillen, Jr. (Chairman), Janet L. Norwood and William P. Rogers, recommends the selection of the independent auditors, reviews the plan for the current year's audit and the results of the prior year's audit, approves the non-audit professional services provided by such auditors, and reviews and supervises the scope and adequacy of Republic Corporation's internal audit and internal accounting controls. No member of the Committee is an officer or employee of Republic Corporation. During 1997, the Audit Committee held seven meetings.

The Community Reinvestment Act Committee, consisting of Richard A. Kraemer, Martin F. Mertz, James L. Morice (Chairman), John A. Pancetti, Walter H. Weiner and Peter White (who is not standing for reelection), is responsible for, and coordinates at the holding company level, the federal Community Reinvestment Act activities of Republic Bank, including the review and supervision of Republic Corporation's compliance with the Community Reinvestment Act. During 1997, the Community Reinvestment Act Committee held seven meetings.

The Credit Review Committee, consisting of Peter Kimmelman (Chairman), Leonard Lieberman, William C. MacMillen, Jr., E. Daniel Morris, Janet L. Norwood, John A. Pancetti, Walter H. Weiner and Peter White (who is not standing for reelection), reviews and monitors Republic Corporation's Credit Policy Statement, the allowance for credit losses and the net debit cap levels. During 1997, the Credit Review Committee held six meetings.

The Executive Committee, consisting of Peter Kimmelman, William C. MacMillen, Jr., Peter J. Mansbach (Chairman through December 31, 1997), Dov
C. Schlein and Walter H. Weiner, meets, when necessary, between meetings of the Board of Directors with the authority to exercise all the powers of the Board of Directors to the extent permitted by law and Republic
Corporation's By-Laws. During 1997, the Executive Committee held one meeting and took action six times by Unanimous Written Consent.

The Finance Committee, consisting of E. Daniel Morris, Thomas F. Robards, Dov C. Schlein (Chairman) and Walter H. Weiner, is charged with monitoring the capital adequacy of Republic Corporation and developing and supervising programs to fund the capital requirements of Republic Corporation and its subsidiaries and recommending to the Board of Directors the means necessary to carry out such programs. Pursuant to delegated authority from the Board of Directors, the Finance Committee establishes the price and related terms of certain securities publicly offered by Republic Corporation. During 1997, the Finance Committee did not hold any meetings but instead took action three times by Unanimous Written Consent.

The Human Resources Committee (formerly the Employee Compensation and Benefits Committee), composed of three outside directors, Peter Kimmelman, Leonard Lieberman and James L. Morice (Chairman), oversees Republic Corporation's human resources management policies and practices and the compensation and benefits of its officers and employees. The Committee considers and recommends to the

Board of Directors compensation plans and benefit programs in which officers and employees of Republic Corporation and its subsidiaries are eligible to participate and administers such plans and programs, with the authority to grant any awards or benefits thereunder. During 1997, the Human Resources Committee held eleven meetings and took action twice by Unanimous Written Consent.

The Investment Committee, consisting of Peter Kimmelman, Leonard Lieberman (Chairman), E. Daniel Morris, Janet L. Norwood and John A. Pancetti, and Messrs. Cohen, Hasson and Saal as ex officio members, authorizes and supervises Republic Corporation's investments in securities and other property. During 1997, the Investment Committee held four meetings.

The Nominating Committee consists of E. Daniel Morris, Dov C. Schlein and Walter H. Weiner (Chairman). Its principal function is to consider and propose to the Board of Directors a slate of nominees for election to the Board of Directors each year at the Annual Meeting of Stockholders. Such Committee will consider candidates suggested by stockholders by a letter directed to the Corporate Secretary of Republic Corporation. The Nominating Committee acted by Unanimous Written Consent on March 20, 1998 to recommend the slate of nominees presented to the 1998 Annual Meeting of Stockholders.

The Public Responsibility Committee consists of Ernest Ginsberg, Leonard Lieberman, William P. Rogers (Chairman) and Walter H. Weiner. This Committee assists Republic Corporation in endeavoring to maintain the highest legal and ethical standards as well as assists in evaluating other aspects of Republic Corporation's activities and proposed activities in relation to its overall public responsibility and public image. During 1997, the Public Responsibility Committee held five meetings.

The Risk Assessment Committee consists of Peter Kimmelman, Leonard Lieberman, William C. MacMillen, Jr., E. Daniel Morris, Janet L. Norwood (Chairwoman) and William P. Rogers, with Messrs. Cohen, Portera, Saal, Schlein and Weiner as ex officio members. The Committee identifies, measures and monitors risk relating to all activities of, and products offered by, Republic Corporation, including evaluating the methodology employed by management in determining the nature of risk inherent in a particular activity or product. During 1997, the Risk Assessment Committee held eight meetings.

During 1997, Republic Corporation's Board of Directors held six meetings. With the exception of Messrs. Andersen, Rogers and White (who is not standing for reelection), each director attended 75 percent or more of the aggregate number of meetings held during 1997 of the Board of Directors of Republic Corporation and the committees thereof, if any, on which he or she served.


              COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                          DIRECTORS' COMPENSATION

Directors of Republic Corporation who are also officers of Republic Corporation or any of its subsidiaries do not receive compensation for their services as directors.

Directors of Republic Corporation, who are not officers of Republic Corporation or any of its subsidiaries and who are not otherwise compensated through additional arrangements with any such entities, are paid as follows: each director who serves as a committee chair receives annual director's fees of $50,000, together with attendance fees of $500 per directors' meeting of Republic Corporation attended, $750 per meeting of a committee of the Board attended at which he or she presides, and $400 per meeting of a committee of the Board attended as a member; other non-officer directors who are not otherwise compensated through additional arrangements with any Republic entities are paid a quarterly retainer of $1,500 to attend directors' meetings of Republic Corporation and $500 for each meeting they attend of the Board and $400 for each meeting they attend of a committee of the Board of which they are a member. Other directors of Republic Corporation, who are not officers of Republic Corporation or any of its subsidiaries and who are otherwise compensated through additional arrangements with any such entities, generally are paid a quarterly retainer of $800 to attend directors' meetings of Republic Corporation and $300 for each meeting they attend of the Board and $250 for each meeting they attend of a committee of the Board of which they are a member.

For the fiscal year ended December 31, 1997, directors of Republic Corporation who were not officers received the above-described directors' fees from Republic Corporation aggregating $334,550. In addition, in connection with services provided as a director, consulting fees were paid to Peter White in 1997 in the amount of $61,290.

In lieu of directors' fees, William P. Rogers received an aggregate of $150,000 for the fiscal year ended December 31, 1997 as compensation for serving as a director of Republic Corporation as well as for serving as a director of and a senior consultant to Republic Bank.



                           EXECUTIVE COMPENSATION

HUMAN RESOURCES COMMITTEE REPORT

RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE. The Human Resources Committee of the Board of Directors of Republic Corporation (the "Committee") reviews and approves the compensation levels for Republic Corporation's executive officers and oversees and administers Republic Corporation's compensation and benefits programs. All the members of the Committee are independent, non-employee directors who are not eligible to participate in the programs that the Committee oversees. The following report describes the actions of the Committee regarding compensation paid to the Chief Executive Officer and the named executive officers for 1997.

COMPENSATION POLICIES AND STRATEGY. The main components of total compensation for Republic Corporation's executive officers are base salary and annual incentive awards. A portion of the annual incentive awards may be awarded in the form of restricted stock or other kinds of deferred or restricted compensation. Republic Corporation has a policy of maintaining base salaries for executive officers at a constant level and using annual incentive awards to reflect each executive officer's contribution to Republic Corporation's performance.

Republic Corporation established a practice of linking executive compensation to corporate performance long before the current widespread application of the concept. Since 1980, when Walter H. Weiner became Chief Executive Officer, Republic Corporation has developed an overall compensation strategy that provides for the determination of a significant portion of executive officer compensation in relation to Republic Corporation's performance as measured by the increase in its diluted earnings per common share

("earnings per share") for the year over a base year of 1979, adjusted for stock splits. This strategy has been incorporated into the awards granted to the Chief Executive Officer and the named executive officers under the 1994 Performance Based Incentive Compensation Plan (the "Performance Based Plan"), discussed below. The Committee believes that an increase in earnings per share is a more accurate measure of executive performance than an increase in cumulative total shareholder return (see the stock performance graphs on pages 16 and 18 of this Proxy Statement). Management has a more direct impact on earnings, by being able to increase productivity and control expenses, than it does on shareholder return, which is also subject to changes in market conditions that are beyond management's control.

STOCK PERFORMANCE GRAPHS. The five-year comparative stock performance graph on page 16 is included as required by Securities and Exchange Commission rules. As explained in the preceding section, the Committee believes that executive compensation should be related to earnings per share rather than to cumulative total return, and that cumulative total return over five years is not necessarily a meaningful indicator of management's performance.

Because Republic Corporation's compensation policies are designed to encourage executive officers to manage for the long-term rather than the short-term, the Committee's view is that the graph on page 18 of the twenty-five year comparative stock performance presents a more meaningful picture of the relationship between Republic Corporation's management philosophy and its stock's market performance than does the five-year graph.

PERFORMANCE BASED PLAN. As noted above, Republic Corporation's established strategy of linking a significant portion of executive officer compensation to increased productivity and cost control, as measured by the increase in its earnings per share, was incorporated into the Performance Based Plan. The Performance Based Plan was adopted by the Board of Directors and approved by the stockholders in 1994 and complies with Section 162(m) of the Internal Revenue Code governing the deductibility of annual executive officer compensation in excess of $1 million. In addition to adopting the Plan, Republic Corporation has a policy of entering into agreements with its executive officers to defer annual compensation in excess of the $1 million limitation, should it become necessary to do so.

Prior to the beginning of each Plan Year, the Committee considers awards for the Chief Executive Officer and the other executive officers. The Committee determines who will participate in the Plan for the upcoming year, the participant's Base Year (which may not be prior to 1979) and the notional number of shares ("Award Multiple") of Republic Corporation's Common Stock to be used solely for the purpose of calculating the maximum amount payable to each participant ("Award"). Following the completion of the Plan Year, the maximum amount payable to each participant is determined by multiplying (i) the amount by which the earnings per share for the Plan Year (adjusted to eliminate the effect of amounts paid or accrued with respect to any Award) exceeds the earnings per share for the Base Year (adjusted as is necessary to preserve inter-period comparability between earnings per share for the Base Year and the Plan Year for any Award), by
(ii) the Award Multiple for each participant.

For 1997, the Committee established different Award Multiples for each participant, as discussed below, and set a Base Year of 1979 for each participant. The Committee also added an additional component to the formula for calculating Awards in the form of an "award multiplier" of up to 1.5 by which a participant's notional number of shares would be multiplied to determine the maximum amount payable to each participant. The award multiplier allows the Committee greater flexibility to grant competitive compensation arrangements and to provide further incentives to participants in the Performance Based Plan. The Committee has the discretion to reduce the amount payable pursuant to Awards and to distribute a portion of the final amount payable in the form of restricted stock or other kinds of deferred or restricted compensation. It is possible for the Committee to award the Chief Executive Officer and the other named executive officers compensation in excess of the Plan formula, but the amount of any such excess must be included in the calculation of the $1 million annual limitation on the deductibility of any such officer's compensation.

LONG TERM INCENTIVE COMPENSATION PLAN. The Board of Directors, on March 11, 1998, established the 1998 Long Term Incentive Compensation Plan (the "Long Term Incentive Plan") to permit deferred awards of restricted cash compensation to a select group of management and highly compensated employees designated by the Committee. The Committee believes that such Long Term Incentive Plan awards, used in conjunction with other performance-based and non-performance-based compensation, will serve to attract and retain key management personnel who make a material contribution to the successful operation of Republic Corporation and its subsidiaries. Each Long Term Incentive Plan award is deferred for a period of time determined by the Committee and is subject to a substantial risk of forfeiture in the event of termination of employment (for reasons other than death or disability of the participant) prior to the vesting date for the award. During the restricted period, a participant is permitted to invest his or her award in various investment options provided by the Long Term Incentive Plan.

CHIEF EXECUTIVE OFFICER'S COMPENSATION FOR 1997. Since becoming Chief Executive Officer of Republic Corporation in January 1980, Mr. Weiner's base salary has not increased and his annual bonus has been related to the amount by which the earnings per share for the year exceeds the earnings per share for the base year of 1979, multiplied by an attributed notional amount of shares used solely for the purpose of calculating Mr. Weiner's bonus. This method of determining Mr. Weiner's annual bonus, originally based on certain provisions in his employment agreement (which expired by its terms on December 31, 1989), has been effectively continued through the Performance Based Plan, as described above. For 1997, the Committee granted Mr. Weiner an award under the Performance Based Plan pursuant to which he was eligible to receive a performance-based bonus determined by multiplying $6.67 (the amount by which the earnings per share for 1997 exceeded the earnings per share in 1979, as adjusted pursuant to the Performance Based
Plan) by 236,250 (the notional amount of shares awarded by the Committee), and further multiplied by 1.5 (the award multiplier applied by the Committee). Mr. Weiner's notional amount of shares is based on the amount that was used in the formula under his original employment agreement and reflects all stock splits since the 1979 base year.

For 1997, taking into account Republic Corporation's overall performance, the Committee determined that it would be appropriate that, in the aggregate, the increase in the total compensation for Mr. Weiner and the other four named executive officers should approximate the amount of the increase in earnings per share for 1997 as compared to 1996 (i.e., 11.5%), as multiplied by 1.5 (the award multiplier used in determining the maximum bonuses payable to each participant under the Performance Based Plan) which resulted in a targeted increase of approximately 17.25% for the five executives as a group. In order to approximate this goal for the group of five executives, and upon the recommendation of Mr. Weiner, the Committee certified Mr. Weiner's bonus pursuant to the Performance Based Plan in the amount of $1,905,000, which was less than the maximum amount payable under the Plan formula. In certifying Mr. Weiner's bonus, the Committee determined that $400,000 of such amount would be distributed pursuant to the Long Term Incentive Plan.

NAMED EXECUTIVE OFFICERS' COMPENSATION FOR 1997. The Performance Based Plan also provides for the determination of the maximum amount of the performance-based bonus compensation of the other four named executive officers. By using the increase in earnings per share as the basis of determining this portion of the incentive compensation for such executive officers, Republic Corporation is giving recognition to the fact that management is shared by the Chief Executive Officer and the other named executive officers as a team and, therefore, the performance of Republic Corporation, as measured by the increase in earnings per share, reflects the joint efforts of the group.

For 1997, the Committee set a different Award Multiple for each of the four named executive officers which took into consideration each executive officer's responsibilities in relation to those of the Chief Executive Officer and to the overall management of Republic Corporation. The final bonus payments which the Committee certified for such executive officers for 1997 pursuant to the Performance Based Plan reflected the joint efforts of the group as well as the performance of areas reporting to individual executive officers. The performance-based bonuses certified for Messrs. Schlein, Dwek and Portera (a portion of which, in the cases of Messrs. Schlein and Portera, will be distributed pursuant to the Long Term Incentive Plan) were each less than the maximum amount payable under the Plan formula. The performance-based bonus certified for Mr. Saal (a portion of which will be distributed pursuant to the Long Term Incentive Plan) was equal to the maximum amount payable under the Plan formula. The Committee also granted a supplemental cash bonus to Mr. Saal based on the recommendation of the Chief Executive Officer.


CONCLUSION. Through the programs described above, a significant portion of Republic Corporation's executive officer compensation is based on corporate performance and an evaluation of the results of each officer's individual performance. For 1997, approximately 87% of the total compensation of the Chief Executive Officer and the other named executive officers consisted of these variable performance-related elements. The Committee intends to continue its policy of relating executive compensation to corporate performance, as measured by the increase in earnings per share, as well as to individual performance.

Taking into account Republic Corporation's overall performance during 1997, the Committee determined that it was appropriate that total compensation for Mr. Weiner and each of the other four named executive officers should be increased for 1997 compared to 1996 levels, and the Committee further determined that it would be appropriate for the aggregate percentage increase in such compensation to approximate the percentage increase in earnings per share as adjusted by the award multiplier of 1.5 described above. Based on such determination, and the approximately 11.5% increase in earnings per share, the Committee increased total compensation for Mr. Weiner and the other four named executive officers as a group by approximately 17.25%. In order to keep the increase in total compensation for 1997 for the five executive officers as a group within 17.25%, while at the same time recognizing each individual's relative contribution to Republic Corporation's success for the year, Mr. Weiner recommended, and the Committee approved, limiting the increase in Mr. Weiner's total compensation for 1997 to approximately 5.14% from 1996 levels, thereby allowing varying increases in the other four executive officers' total compensation for 1997, which in the aggregate increased approximately 21.07% from 1996 levels.

                                              JAMES L. MORICE, Chairman
                                              PETER KIMMELMAN
                                              LEONARD LIEBERMAN

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the four other most highly compensated executive officers of Republic Corporation.

                                            Annual Compensation                Long Term Compensation
                                         -----------------------  -------------------------------------------

                                                                  Restricted Stock            Restricted Cash   All Other
Name and Principal Position   Year 1<F1> Salary($)2<F2> Bonus($)  Award($)3<F3>, 4<F4>, 5<F5> Award($)6<F6>     Compensation($)7<F7>
---------------------------   -------    ----------     --------  ----------------            ---------------   ---------------
Walter H. Weiner               1997       220,750       1,505,000      -------                  400,000               7,763
Chairman of the Board and      1996       220,750       1,328,937      471,700                  -------               7,763
  Chief Executive Officer      1995       207,673         755,000      176,250                  -------               5,725
  of Republic Corporation
  and of Republic Bank

Dov C. Schlein                 1997       200,000       1,550,000      -------                  350,000               7,763
Vice Chairman of Republic      1996       200,000       1,310,000      462,800                  -------               7,763
  Corporation and              1995       186,923         570,000      135,125                  -------               5,725
  President of Republic
  Bank

Elias Saal                     1997       200,000       1,720,000      -------                  480,000              84,748
Vice Chairman of Republic      1996       200,000       1,200,000      436,100                  -------             115,676
  Corporation and Vice         1995       200,000         712,000      -------                  -------              46,441
  Chairman of the Board
  of Republic Bank

Cyril S. Dwek                  1997       250,000       1,150,000      -------                  -------               7,763
Vice Chairman of Republic      1996       250,000       1,045,000      -------                  -------               7,763
  Corporation and Vice         1995       236,923         515,000      -------                  -------               5,725
  Chairman of the Board
  of Republic Bank

Vito S. Portera                1997       300,000       1,150,000      -------                  300,000               7,763
Vice Chairman of Republic      1996       300,000         635,000      222,500                  -------               7,763
  Corporation and Vice         1995       286,923         465,000      -------                  -------               5,725
  Chairman of the Board
  of Republic Bank
--------------

<F1>(1) In accordance with the rules of the Securities and Exchange
     Commission, compensation information is provided for the last three fiscal years.

<F2>(2) The amounts of base salary represent the dollar value earned by the named executive officers during the last three fiscal years.

<F3>(3) Awards of restricted stock were not made for performance in 1997.
     Awards of restricted stock for performance in 1996 were made on March 27, 1997, pursuant to the terms of Republic Corporation's 1995 Long Term Incentive Stock Plan, to Messrs. Weiner, Schlein, Saal and Portera. A portion of such awards to Messrs. Weiner and Portera constituted part of their Performance Based Plan compensation for 1996. Awards of restricted stock for performance in 1995 were made on March 20, 1996, pursuant to the terms of Republic Corporation's 1995 Long Term Incentive Stock Plan, to Messrs. Weiner, Schlein and Portera. For 1995, a portion of Mr. Schlein's restricted stock award constituted part of his Performance Based Plan compensation for such year. The value of each restricted stock award was calculated by multiplying the closing market price of Republic Corporation's Common Stock on the date of the award by the number of shares awarded.


                                         (footnotes continued on next page)


                                    12

(footnotes continued from previous page)

<F4>(4) As of December 31, 1997, Mr. Weiner owned an aggregate of 51,978 restricted shares (5,300 of which were awarded for 1996 performance and 3,000 of which were awarded for 1995 performance), Mr. Schlein owned an aggregate of 22,500 restricted shares (including 5,200 shares awarded for 1996 performance and 2,300 shares awarded for 1995 performance), Mr. Saal owned an aggregate of 26,900 restricted shares (including 4,900 shares awarded for 1996 performance) and Mr. Portera owned an aggregate of 14,500 restricted shares (including 2,500 shares awarded for 1996 performance). At December 31, 1997, such shares of restricted stock held by Messrs. Weiner, Schlein, Saal and Portera had an aggregate value of $5,935,238, $2,569,219, $3,071,644 and
     $1,655,719, respectively.

<F5>(5) Pursuant to the terms of Republic Corporation's 1995 Long Term
     Incentive Stock Plan and Restricted Stock Election Plan, participants are entitled to receive all dividends paid on their restricted shares or may be given the option by the Human Resources Committee to elect to receive additional restricted shares in lieu of such dividend payments.

<F6>(6) Awards of restricted cash for performance in 1997 were made on
     March 20, 1998 pursuant to the terms of Republic Corporation's 1998 Long Term Incentive Compensation Plan to Mr. Weiner ($400,000), Mr. Schlein ($350,000), Mr. Saal ($480,000) and Mr. Portera ($300,000).

<F7>(7) The compensation reported represents the amount of the annual company allocations under the Profit Sharing and Savings Plan. Each executive officer is fully vested in such amounts under the Plan. In addition, the amounts reported for Mr. Saal represent the value of annual lease payments made by Republic Bank for Mr. Saal's temporary residence in 1997 ($50,400) and 1996 ($90,400).

PENSION PLAN

The following table sets forth the estimated annual benefits payable upon retirement at age 65 in 1998 pursuant to Republic Bank's Retirement Plan (which is a defined benefit plan) in relation to specified classifications of average base salary for the highest paid five consecutive years during the last ten years of employment (excluding bonuses, overtime and other adjustments to base salary) and years of creditable service:

Average Annual Salary
 for Five Highest Paid                       Years of Service
  Consecutive Years       ----------------------------------------------------
 During Last Ten Years        15*        20*        25*        30*        35*
----------------------
 $125,000 . . . . . . .   $ 29,540   $ 39,390   $ 49,230   $ 59,080   $ 62,210
  150,000 . . . . . . .     35,920     47,890     59,860     71,830     75,580
  175,000 ** . . . . .      38,470     51,290     64,110     76,930     80,930
  200,000 ** . . . . .      38,470     51,290     64,110     76,930     80,930
  225,000 ** . . . . .      38,470     51,290     64,110     76,930     80,930
  250,000 ** . . . . .      38,470     51,290     64,110     76,930     80,930
  300,000 ** . . . . .      38,470     51,290     64,110     76,930     80,930
  400,000 ** . . . . .      38,470     51,290     64,110     76,930     80,930
  450,000 ** . . . . .      38,470     51,290     64,110     76,930     80,930
  500,000 ** . . . . .      38,470     51,290     64,110     76,930     80,930
-----------
*    During 1998, the maximum annual benefit as a result of the Tax Reform
     Act of 1986 is $130,000.
** These figures have been limited by the annual compensation cap of $160,000 in 1998 resulting from the Omnibus Budget and Reconciliation
     Act of 1993.

The amounts in the foregoing table do not reflect various survivorship options which participants may elect under the Retirement Plan and, depending on the survivorship arrangement chosen, such amounts could be substantially reduced.

The following table presents (a) the credited years of service pursuant to the Retirement Plan and (b) the current remuneration covered by the Plan (i.e., base salary) for each of the five most highly compensated executive officers of Republic Corporation.

                                    Credited Years    Covered By
                Name                  of Service    Retirement Plan (1)
                ----                --------------  -------------------
        Walter H. Weiner . . . .          18           $220,750
        Dov C. Schlein . . . . .          21            200,000
        Elias Saal  . . . . . .           15            200,000
        Cyril S. Dwek . . . . .           32            250,000
        Vito S. Portera  . . . .          30            300,000

--------------------

(1) Such amounts are subject to an annual compensation cap of $160,000 for 1998 in accordance with the Omnibus Budget and Reconciliation Act of 1993.




Benefits under the Retirement Plan are based on the participant's base salary (exclusive of bonuses, expense allowances, profit sharing contributions, fees, overtime and other special payments) and length of employment. The Retirement Plan provides that, in general, the normal benefit to which a participant is entitled at or after age 65 or after completion of at least 30 years of service is an annual amount equal to 1.2% of average annual compensation (as defined) up to covered compensation (as defined) plus 1.7% of average annual compensation in excess of covered compensation, times years of service up to 30, plus .5% of average annual compensation times the number of years of service in excess of 30 years of service. For purposes of the Plan, average annual compensation means the participant's average compensation during the participant's highest paid five consecutive years of employment during the participant's last ten years of employment and covered compensation means the average of the Social Security wage bases for the 35 years ending with the participant's Social Security retirement age (which is between ages 65 and 67 depending on the year the participant was born). For example, the covered compensation amount for a participant attaining age 65 in 1998 is $31,128.


EMPLOYMENT AGREEMENTS

Pursuant to an agreement dated December 23, 1997, Walter H. Weiner, a director and Chief Executive Officer of Republic Corporation, has agreed to make his services as a consultant available to Republic Corporation after the date he retires from full-time employment with Republic Corporation (the "Termination Date"). Mr. Weiner has stated that he has no current intention of such retirement from Republic Corporation in the near-term future. Pursuant to the terms of this agreement, Mr. Weiner will provide consulting services, on a part-time basis, for a period of three years from the Termination Date. Such services will consist of such advisory services concerning the business, affairs and management of

Republic Corporation and its subsidiaries and affiliates as may be requested by the Board of Directors or the new Chief Executive Officer of Republic Corporation. Mr. Weiner will be paid $200,000 per year, plus additional compensation, if any, at Republic Corporation's discretion, for such consulting services, provided he is in compliance with the terms of the non-competition provisions of the agreement. The agreement also defers the vesting of Mr. Weiner's previously awarded shares of restricted stock until after the Termination Date, and makes those shares forfeitable if Mr. Weiner fails to comply with the terms of the non-competition provisions. If not previously vested or forfeited, any remaining shares of restricted stock will vest upon Mr. Weiner's death or disability.


Vito S. Portera, a director and executive officer of Republic Corporation, had an employment agreement with Republic Corporation and Republic Bank dated as of May 27, 1988 (as amended March 7, 1989) which terminated pursuant to its terms on December 31, 1996. The agreement provided, among other things, that Republic Corporation and Republic Bank would buy Mr. Portera's house at any time during the term of the agreement upon Mr. Portera's election. Republic Corporation and Republic Bank have agreed to extend such option beyond December 31, 1996 for so long as Mr. Portera remains in their employ, plus six months after termination of his employment, subject to termination of such option by Republic Corporation and Republic Bank upon twelve months' prior written notice.

FIVE-YEAR COMPARATIVE STOCK PERFORMANCE

The following graph compares the cumulative total shareholder return on the Common Stock of Republic Corporation for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Money Center Bank Index over the same period (assuming the investment of $100 in the Common Stock of Republic Corporation, the S&P 500 and the S&P Money Center Banks on December 31, 1992, and reinvestment of all dividends as indicated below the graph).

[GRAPH - Comparison of Five-Year Cumulative Total Return Among Republic
New York Corporation, S&P 500 Stock Index and S&P Money Center Banks Index - has been omitted. The information set forth in such graph is found in the table "Comparison of Five-Year Cumulative Total Return..." below.]

Comparison of Five-Year Cumulative Total Return
Among Republic New York Corporation, S&P 500 Stock Index and S&P
Money Center Banks Index

   Measurement Period            Republic Corporation                                    S&P Money Center Banks
   (Fiscal Year Covered)         (formerly Republic Bank)         S&P 500 Index         (formerly S&P Banks NYC)
   -----------------------       ------------------------         -------------         ------------------------
   Measurement Point:
         12/31/92                     $   100                       $   100                      $   100

   FYE 12/31/93                           102                           110                          123
   FYE 12/31/94                           101                           111                          120
   FYE 12/31/95                           142                           153                          195
   FYE 12/31/96                           191                           188                          292
   FYE 12/31/97                           272                           250                          392

TWENTY-FIVE YEAR COMPARATIVE STOCK PERFORMANCE

Generally, Republic Corporation's Common Stock is viewed as a long-term investment. The following table of the values at the relevant year end accompanies the graph on the next page to provide a comparison of the cumulative total shareholder return on the Common Stock of Republic Corporation, since its issuance in July 1974 (when Republic Corporation became the holding company for Republic Bank) and prior thereto on the Common Stock of Republic Bank, since 1972, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Money Center Bank Index (the Standard & Poor's Banks New York City Index prior to April 1987) over the same period (assuming the investment of $100 in the Common Stock of Republic Corporation's predecessor, Republic Bank, the S&P 500 and the S&P Money Center Banks' predecessor, the S&P Banks New York City, on December 31, 1972, and reinvestment of all dividends as indicated below the graph).

   Measurement Period             Republic Corporation                            S&P Money Center Banks
     (Fiscal Year Covered)      (formerly Republic Bank)     S&P 500 Index       (formerly S&P Banks NYC)

   Measurement Point:
         12/31/72                      $  100                 $  100                     $  100

   FYE   12/31/73                          57                     85                        113
   FYE   12/31/74                          35                     63                         76
   FYE   12/31/75                          39                     87                         83
   FYE   12/31/76                          58                    107                         99
   FYE   12/31/77                          58                    100                         82
   FYE   12/31/78                          81                    106                         89
   FYE   12/31/79                          94                    125                        100
   FYE   12/31/80                         232                    166                        119
   FYE   12/31/81                         297                    158                        137
   FYE   12/31/82                         311                    192                        171
   FYE   12/31/83                         311                    234                        191
   FYE   12/31/84                         351                    249                        223
   FYE   12/31/85                         467                    327                        328
   FYE   12/31/86                         808                    387                        380
   FYE   12/31/87                         641                    408                        280
   FYE   12/31/88                         635                    475                        369
   FYE   12/31/89                         780                    623                        453
   FYE   12/31/90                         775                    604                        312
   FYE   12/31/91                       1,124                    786                        456
   FYE   12/31/92                       1,154                    846                        620
   FYE   12/31/93                       1,172                    930                        762
   FYE   12/31/94                       1,168                    943                        774
   FYE   12/31/95                       1,642                  1,294                      1,209
   FYE   12/31/96                       2,205                  1,589                      1,809

   FYE   12/31/97                       3,134                  2,116                      2,433

[GRAPH - Comparison of Twenty-Five-Year Cumulative Total Return Among Republic New York Corporation, S&P 500 Stock Index and S&P Money Center Banks Index - has been omitted. The information set forth in such graph is found in the table "Comparison of Twenty-Five-Year Cumulative Total Return..." above.]

                        TRANSACTIONS WITH MANAGEMENT
                            AND RELATED PERSONS

During 1997, certain directors and executive officers of Republic Corporation or persons related to them were customers of, and had transactions with, Republic Corporation and its subsidiaries, including Republic Bank, in the ordinary course of business; additional transactions may be expected to take place in the ordinary course of business in the future. In most cases, all such outstanding loans and commitments were made upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risks of collectibility or present other unfavorable features. In addition, Republic Corporation and Republic Bank carry mortgage loans made to six executive officers (all of whom are also directors of Republic Corporation), outstanding in the aggregate principal amount of $2,406,334.57 as of December 31, 1997, and, as of the date hereof, Mr. Walter H. Weiner has two mortgages totaling $1,000,000 and a home equity line of credit up to the amount of $100,000 with Republic Bank, and Mr. Robert A. Cohen has refinanced his mortgage loans previously held by Republic Corporation with Republic Bank and also has an $800,000 5-year unsecured loan at market rates with Republic Corporation. Such mortgage loans were made at more favorable effective rates, including the waiver of "points", than were available to customers of Republic Bank generally, although no more favorable than the terms available to other employees of Republic Corporation and its subsidiaries who are not executive officers.

Safra Republic Holdings S.A. ("Safra Republic"), a Luxembourg holding company established by Republic Corporation in 1988, owns six European banks; its stock is held, as of December 31, 1997, by Republic Bank (49.1%), by Saban S.A. ("Saban"), a Panamanian corporation wholly-owned by Edmond J. Safra (20.8%), and by international investors (30.1%). Safra Republic and Republic Bank, although independently managed, cooperate closely and have formulated their policies based on certain common principles. Each of Safra Republic's banks and Republic Bank also acts as a principal correspondent bank to each other's respective locations around the world. At December 31, 1997, Safra Republic had total assets of approximately $20.4 billion, total deposits of approximately $15.4 billion and total stockholders' equity of approximately $1.8 billion.

In addition, Republic National Bank of New York (Suisse) S.A. ("RNB Suisse"), the Geneva-based banking subsidiary of Safra Republic and an affiliate of Republic Bank, leases office space in various locations in Geneva, Switzerland for use in its banking business from Edmond J. Safra and several real estate companies owned by Mr. Safra. Such transactions involved aggregate rental payments for 1997 of approximately $9,045,000. The rents pursuant to all such leases are based on independent appraisals of the fair rental value of such properties. Such transactions were conducted in the normal course of business on substantially the same terms as those prevailing for comparable transactions with other persons and do not involve more than the normal risk of collectibility nor present other unfavorable features.

Messrs. Dwek and Weiner, who are directors and executive officers of Republic Corporation and Republic Bank, are also directors of Safra Republic. Accordingly, situations will arise from time to time in which potential conflicts of interest could be present for such persons. In addition, the nature of the businesses of Safra Republic's banks and Republic Bank is such that competing interests among such companies may also arise with respect to, among other things, areas of business in which such companies compete, business dealings among such companies, the election of directors, issuances of capital stock, declaration of dividends and similar corporate matters, corporate opportunities in which such companies have an interest and other matters involving the use of Republic Bank's trade name and trademarks and Republic Bank's legal and regulatory status.

There are no agreements or arrangements that restrict or otherwise govern competition between the two organizations in markets where both are entitled or wish to act, nor is either of them obligated to advise the other of particular business opportunities. All business transactions between Safra Republic's banks and Republic Bank are conducted on an arm's-length basis, and it is their intention to resolve all such conflicts described above consistent with each organization's responsibilities to its stockholders.

As of December 31, 1997, approximately 28.1% of Republic Corporation's Common Stock was beneficially owned, through two wholly-owned corporations, by Edmond J. Safra. See "Ownership of Voting Securities -- Certain Beneficial Owners" below. Mr. Safra, in addition to being the principal stockholder of Republic Corporation, is Honorary Chairman of the Boards of Directors of Republic Corporation and Republic Bank. Mr. Safra is also Chairman of the Board of Safra Republic and of RNB Suisse. As Chairman of the Board of RNB Suisse, Mr. Safra earned approximately $690,000 during 1997 for services performed for RNB Suisse. The advice of Mr. Safra, as Republic Corporation's principal stockholder, is often sought by Republic Corporation with respect to major policy decisions and other significant matters.

In addition, Republic Corporation and its subsidiaries, principally Republic Bank and its subsidiaries, have a broad range of business relationships with Banco Safra S.A., a Brazilian banking corporation, and its United States national bank subsidiary, Safra National Bank of New York, and Banque Safra-Luxembourg S.A., a Luxembourg banking corporation, all of which are associated through family members with Edmond J. Safra. Such relationships include credit transactions, deposit relationships, foreign exchange dealings, precious metals dealings, and securities clearing transactions and custodial services. Such transactions have been conducted in the normal course of Republic Corporation's business on substantially the same terms as those prevailing for comparable transactions with other customers or suppliers and have not involved more than normal risks of collectibility or any other unfavorable features.

Republic New York (U.K.) Limited, a wholly-owned subsidiary of Republic Bank, has also entered into a number of relationships with Banco Safra S.A. and its subsidiaries as an underwriter or dealer of securities issued by them. Republic New York (U.K.) Limited is also a Joint Lead Manager and Dealer on the U.S.$250,000,000 Global Medium Term Note Program established in December 1996 by Globex Utilidades S.A., a Brazilian corporation in which Mrs. Lily Safra, the wife of Mr. Safra, is a principal stockholder.

                       OWNERSHIP OF VOTING SECURITIES

                         CERTAIN BENEFICIAL OWNERS

Set forth below is certain information as of January 31, 1998 as to the persons who are known by Republic Corporation to own beneficially more than five percent of the outstanding Common Stock of Republic Corporation.

                                     Amount and Nature        Percent
   Name and Address               of Beneficial Ownership     of Class
   ----------------               -----------------------     --------
Edmond J. Safra . . . . . .           15,342,512 (a)            28.4%
2, Place du Lac
Geneva, Switzerland

-------------------

(a) Mr. Safra is the principal stockholder of Republic Corporation through his ownership of all the outstanding shares of Saban, which owns 15,342,512 shares of Republic Corporation (including 14,813,434 shares through its wholly-owned subsidiary, RNYC Holdings Limited, a Gibraltar bank holding company).

On October 28, 1994, Mr. Safra, through Saban and RNYC Holdings Limited, received approval from the Board of Governors of the Federal Reserve System to acquire up to two million additional shares of Republic Corporation Common Stock, which approval, as extended, lapses on April 30, 1998, unless further extended. If the remaining 1,646,700 shares of Common Stock covered by the approval were acquired, Mr. Safra would increase his ownership to approximately 31.4% of the Corporation's outstanding Common Stock. Mr. Safra has acquired 52,100 additional shares since January 31, 1998, increasing his ownership to approximately 28.5% as of the date hereof.




                                 MANAGEMENT

Information concerning the beneficial ownership of Republic Corporation's Common Stock by each director is set forth in the table under "Election of Directors" above. The following table shows, as of January 31, 1998, the beneficial ownership of Republic Corporation's Common Stock by all directors and executive officers of Republic Corporation as a group.


                                          Amount and Nature      Percent
                                       of Beneficial Ownership   of Class
                                       -----------------------   --------
All directors and executive
 officers as a group (28 persons) . .        592,658 shs.          1.1%

                     APPROVAL OF SELECTION OF AUDITORS

The Board of Directors considers it appropriate to submit for approval by the stockholders its selection of KPMG Peat Marwick LLP, as auditors of the financial statements of Republic Corporation for the current fiscal year. KPMG Peat Marwick LLP, independent certified public accountants, have examined the financial statements of Republic Corporation since it commenced operations in 1974. Such firm has also examined the financial statements of Republic Bank since 1966.

The appointment of the firm was recommended to the Board of Directors of Republic Corporation by its Audit Committee. No member of the Audit Committee is an officer or employee of Republic Corporation. A representative of the firm will be present at the meeting to make a statement, if he desires to do so, and to respond to appropriate questions by stockholders.

The Board of Directors recommends a vote FOR the approval of the selection of auditors.



                               MISCELLANEOUS

                               OTHER MATTERS

As of the date hereof, Republic Corporation has not been informed of any matters to be presented by or on behalf of Republic Corporation or its Board of Directors for action at the meeting other than those listed in the notice of meeting and referred to herein. If any other matters come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                          STOCKHOLDERS' PROPOSALS

If any stockholder intends to present a proposal for inclusion in the proxy material for the 1999 Annual Meeting, such stockholder's proposal must be received by November 26, 1998 at Republic Corporation's executive offices at 452 Fifth Avenue, New York, New York 10018, Attention: the Corporate Secretary. The submission must also meet the other requirements of Rule 14a-8 of the Securities and Exchange Commission applicable to stockholder proposals.

                          SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by Republic Corporation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxies. Directors, officers and regular employees of Republic Corporation and Republic Bank may also solicit proxies by such methods without additional remuneration therefor. Republic Corporation will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for expenses in forwarding proxy solicitation material to their principals.

                                  GENERAL

Only stockholders of record at the close of business on March 12, 1998 will be entitled to notice of and to vote at the meeting. Stockholders are urged to mark, date and sign the enclosed form of proxy, solicited on behalf of the Board of Directors, and return it at once in the envelope enclosed for that purpose. Unless instructed otherwise, proxies will be voted for the election of directors and for approval of the selection of auditors. On any such matter generally a vote of a majority of the votes cast on the matter will be required for approval. Broker non-votes and abstentions will not be counted for purposes of determining the number of votes cast. The proxy does not affect the right to vote in person at the meeting and may be revoked prior to its exercise by appropriate notice to the undersigned.

Dated:  March 26, 1998
        New York, New York
                                       By Order of the Board of Directors,

                                       William F. Rosenblum, Jr.,
                                       Senior Vice President and
                                       Corporate Secretary

                                                                 [Front Side]

                       REPUBLIC NEW YORK CORPORATION
                                   PROXY
                       Annual Meeting of Stockholders
                                May 27, 1998

        This Proxy is solicited on behalf of the Board of Directors


The undersigned hereby appoints, jointly and severally, Peter Kimmelman, William C. MacMillen, Jr., and James L. Morice, each with the power to appoint his substitute, and hereby authorizes them to vote all shares of Republic New York Corporation Common Stock that the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Corporation to be held at 452 Fifth Avenue, City and State of New York, on May 27, 1998, at 11:00 A.M., or any adjournment thereof, in accordance with the instructions on the reverse side hereof and in their discretion upon such other business as may properly come before the meeting.

Unless instructions are given on the reverse side, this Proxy will be voted FOR the election of nominees for director and FOR Item 2 listed on the reverse side hereof. With respect to matters as to which discretionary authority is granted above, this Proxy will be voted in accordance with the best judgment of the proxies hereinabove appointed.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE HEREOF AND RETURN IT PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.




                                   (Continued and to be signed on other side)

                                                                  [Back Side]

PLEASE MARK YOUR CHOICE ON ITEMS 1 AND 2 LIKE THIS [CHECK] IN BLUE OR BLACK INK.

-------------------------                        --------------------
    ACCOUNT NUMBER                                     COMMON

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1.

Item 1--Election of the following nominees as Directors:  K. Andersen, R. Cohen,
        C. Dwek, E. Ginsberg, N. Hasson, P. Kimmelman, R. Kraemer, L. Lieberman,
        W. MacMillen, P. Mansbach, M. Mertz, J. Morice, E. Daniel Morris,
        J. Norwood, J. Pancetti, V. Portera, T. Robards, W. Rogers, E. Saal,
        D. Schlein, W. Weiner, G. Wendler.

    FOR           WITHHOLD       Withhold for the following only:  (Write the
    ALL           FOR ALL        name of the nominee(s) in the space below)
  NOMINEES        NOMINEES
    [ ]             [ ]          ---------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 2.

Item 2--   Approval of selection of auditors.

    For          Against         Abstain
    [ ]            [ ]             [ ]


I PLAN TO ATTEND MEETING
          [ ]


RECEIPT IS HEREBY ACKNOWLEDGED OF THE REPUBLIC NEW YORK CORPORATION NOTICE OF MEETING AND PROXY STATEMENT.


Signature(s)____________________________________     Date  ____________, 1998

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. IF SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.